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                                                                     EXHIBIT 5.1

                       [COOLEY GODWARD LLP LETTERHEAD]

July 21, 2003


Onyx Pharmaceuticals, Inc.
3031 Research Drive
Richmond, CA 94806

Ladies and Gentlemen:

      You have requested our opinion with respect to certain matters in connection with the sale by Onyx Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of up to 5,750,000 shares of the Company's common stock, par value $0.001 (the "Shares"), including 750,000 shares of common stock for which the underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3, a related Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the "Commission"). All of the Shares are to be sold by the Company as described in the Registration Statements and related Prospectus and Prospectus Supplement.

      In connection with this opinion, we have examined and relied upon the Registration Statements and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

      On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

      We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and the Prospectus included in the Registration Statements and to the filing of this opinion as an exhibit to the Registration Statements.

Sincerely,


COOLEY GODWARD LLP



/s/ Laura A. Berezin

Laura A. Berezin